CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.501 and Amendment No.502 to the Registration Statement on Form N-1A of The World Funds Trust and to the use of our report dated March 2, 2026 on the financial statements and financial highlights of the LDR High Income Realty Fund (formerly LDR Real Estate Value-Opportunity Fund) appearing in Form N-CSR for the year ended December 31, 2025, which are also incorporated by reference into the Registration Statement.

    TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
April 29, 2026